Exhibit 10.2.3

CII Business credit

Legal Department

300 south Grond Avenue

3rd Floor

Los Angeles, CA 90071

December 27, 2000

Zilog, Inc.

910 East Hamilton Avenue

Campbell, California 95008

Re: Third Amendment to Financing Agreement

Ladies and Gentlemen:

We refer to the Financing Agreement between you, ZILOG, INC., a Delaware corporation (the "Company"), and us, THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), dated as of December 30, 1998 as the same may be amended from time to time (herein the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the meanings set forth therein unless otherwise specifically defined herein.

The Company has requested that CITBC amend the Financing Agreement to extend the Anniversary Date from December 31, 2001 to December31, 2002 and to extend the date by which CAPEX Term Loans may be drawn to three (3) years from the Closing Date. CITBC is willing to make such amendment to the Financing Agreement under the terms and conditions set forth in this Amendment.

Therefore, upon fulfillment to CITBC's satisfaction of the Conditions Precedent (as defined below), the Financing Agreement shall be amended as follows:

(i) "Anniversary Date" as defined in Section 1 shall be deleted in its entirety and replaced with the following in lieu thereof:

"Anniversary Date shall mean the date occurring four (4) years from the Closing Date and the same date in every year thereafter."

(ii) Section 4.3 of the financing Agreement shall be deleted in its entirety and replaced with the following in lieu thereof:

"4.3 The Company must give CITBC thirty (30) days prior written notice of its intention to enter into a CAPEX Term Loan and may not draw down any CAPEX Term Loans after the close of business on the date occurring three (3) years from the date hereof."

The effectiveness of all of the foregoing amendments shall be, and hereby is, subject to the fulfillment to CITBC's satisfaction of the Conditions Precedent. The "Conditions Precedent" shall mean each of the following:

(i) receipt by CITBC of this Amendment duly executed by the Company; and

(ii) no Default or Event of Default shall be existing or have occurred and is continuing.

The Company further agrees to pay all Out-of-Pocket Expenses incurred in connection with this Amendment and the transactions contemplated hereby, all of which may (at CITBC's option) be charged to the Revolving Loan Account.

The amendments and other agreements set forth in this Amendment are provided strictly as an accommodation to the Company, and nothing contained in this Amendment shall establish a precedent, custom or course of dealing with respect to the rights of CITBC to agree to future amendments to the Financing Agreement. In addition, this Amendment shall not constitute a waiver of any existing Default or Event of Default under the Financing Agreement (regardless of whether CITBC has any knowledge thereof), and shall not constitute a waiver of any Default or Event of Default which occurs in the future. All rights and remedies of CITBC with respect to such other Defaults and Events of Default are expressly reserved

Please evidence the agreement of the Company to the terms and conditions of this Amendment by executing a counterpart of this Amendment where indicated below and returning it to CITBC. This Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement. A facsimile signature of any party hereto shall be effective as the signature of such party.

THE CIT GROUP/

BUSINESS CREDIT, INC.

By: _____________________

Title

Read and Agreed to:

ZILOG, INC.

By: ____________________

Title: